                          CERTIFICATE OF INCORPORATION

                                       OF

                          CLARKE AMERICAN CHECKS, INC.

                                  *   *   *   *

            FIRST:    The name of the Corporation is Clarke American Checks,
Inc.

            SECOND:   The address of its registered office in the State of
Delaware is Corporation Trust Center, 1209 Orange Street, in the City of
Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

            THIRD:    The purpose of the Corporation is to engage in any lawful
act or activity for which corporations now or hereafter shall be organized under the General Corporation Law of the State of Delaware.

            FOURTH:   The total number of shares of stock which the Corporation
shall have authority to issue is one thousand, all of which are to be without par value.

            FIFTH:    The name and mailing address of the incorporator is
Robert O. Barberi, 33 Riverside Avenue, Westport, CT 06880.

            SIXTH:    The by-laws of the Corporation may be made, altered,
amended, changed, added to or repealed by the Board of Directors without the assent or vote of the stockholders.

            SEVENTH:  Any one or more directors may be removed, with or without cause, by the vote or written consent of the holders of a majority of the issued and outstanding shares of stock of the Corporation.

            EIGHTH:   Elections of directors need not be by ballot unless and to the extent that the by-laws so provide.

            NINTH:    A Director of the Corporation shall not be liable to the
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the General Corporation
Law of the State of Delaware as the same exists or may hereafter be amended. No repeal or

modification of the foregoing provisions of this Article NINTH nor, to the fullest extent permitted by law, any modification of law, shall adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

            TENTH:    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in any manner permitted by the General Corporation Law of the State of Delaware, as
amended from time to time, and all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reservation.

            IN WITNESS WHEREOF, I have hereunto signed my name this 17th day of
December, 1991.

                                           /s/ Robert O. Barberi
                                          -------------------------------------
                                          Robert O. Barberi
                                          Sole Incorporator

                                      -2-

                              CERTIFICATE OF MERGER
                                       OF
                          CLARKE AMERICAN CHECKS, INC.
                             a Maryland corporation

                                      INTO

                          CLARKE AMERICAN CHECKS, INC.
                             a Delaware corporation

            The undersigned corporation

            DOES HEREBY CERTIFY:

            FIRST:    That the name and state of incorporation of each of the
constituent corporations of the merger is as follows:

            Name                                         State of Incorporation
            ----                                         ----------------------

            Clarke American Checks, Inc.                 Maryland

            Clarke American Checks, Inc.                 Delaware

            SECOND:   That an Agreement of Merger between the parties to the
merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section
252 of the General Corporation Law of Delaware.

            THIRD:    That the surviving corporation of the merger is Clarke
American Checks, Inc., a Delaware corporation.

            FOURTH:   That the Certificate of Incorporation of Clarke American
Checks, Inc., a Delaware corporation, shall be the Certificate of Incorporation of the surviving corporation.

            FIFTH:    That the executed Agreement of Merger is on file at the
principal place of business of the surviving corporation, the address of which is 10931 Laureate Drive, San Antonio, TX 78249.

            SIXTH:    That a copy of the Agreement of Merger will be furnished
on request and without cost to any stockholder of any constituent corporation.

            SEVENTH:  That authorized capital stock of each foreign corporation which is a party to the merger is as follows:

                                       Number of            Par Value
Corporation            Class            Shares              Per Share
-----------            -----           ---------            ---------

Clarke American       Common             3,000            $.10 par value
Checks, Inc.
(Maryland)

            EIGHTH:   That this Certificate of Merger shall be effective on
December 28, 1991.

Dated: December 20, 1991.

                                          CLARKE AMERICAN CHECKS, INC.
                                          a Delaware corporation

                                          By: /s/ Robert O. Barberi
                                              --------------------------------
                                              Robert O. Barberi
                                              Vice President

ATTEST:

/s/ Mark Q. Huggins
---------------------------
Mark Q. Huggins
Assistant Secretary

                                      -2-

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                             PRIDEMARK GALLERY INC.

                                      INTO

                          CLARKE AMERICAN CHECKS, INC.

            Clarke American Checks, Inc., a corporation organized and existing under the laws of Delaware,

            DOES HEREBY CERTIFY;

            FIRST:    That this corporation was incorporated on the 19th day of
December, 1991, pursuant to the General Corporation Law of the State of
Delaware.

            SECOND:   That this corporation owns all of the outstanding shares
of the stock of Pridemark Gallery Inc., a corporation incorporated on the 14th day of March, 1988 pursuant to the laws of the State of Maryland.

            THIRD:    That this corporation, by the following resolutions of its
Board of Directors, duly adopted by written consent of its board of directors dated December 22, 1993, determined to merge into itself said Pridemark Gallery
Inc.:

            RESOLVED: That Clarke American Checks, Inc. merge, into itself its subsidiary Pridemark Gallery Inc. and assume all of its obligations;
            and further

            RESOLVED: That the merger shall be affective on December 31, 1993;
            and further

            RESOLVED: That the proper officers of the Corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said
            Pridemark Gallery Inc. and assume its liabilities and obligations, and the data of adoption thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of New Castle County, and to do all
            acts and things whatsoever, whether within or without the State of
            Delaware, including the execution and filing in Maryland of Articles of Merger which may be in anywise necessary or proper to affect said merger; and further

            FOURTH:   Anything herein or elsewhere to the contrary
notwithstanding, this merger may be amended or terminated and abandoned by the
Board of Directors of Clarke American Checks, Inc. at any time prior to the date of filing the merger with the Secretary of State.

            IN WITNESS WHEREOF, said Clarke American Checks, Inc. has caused this Certificate to be signed by Kevin D. Elms, its vice president, and attested by Robert O. Barberi, its Secretary, this 22nd day of December, 1993.

                                                    CLARKE AMERICAN CHECKS, INC,

                                                    By: /s/ Kevin D. Elms
                                                       ------------------------
                                                        Kevin D. Elms
                                                        Vice President

ATTEST:

/s/ Robert O. Barberi
---------------------------------
Robert O. Barberi
Secretary

                              CERTIFICATE OF MERGER

                                     MERGING

                               CLARKE FORMS, INC.
                            (a Delaware Corporation)
                                       and
                             RUDCO INDUSTRIES, INC.
                           (a New Jersey Corporation)

                                      INTO

                          CLARKE AMERICAN CHECKS, INC.
                            (a Delaware Corporation)

                             ----------------------

            Pursuant to the provisions of Section 252 of the General Corporation
Law of the State of Delaware, the undersigned, Clarke American Checks, Inc., a
Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY:

            FIRST:    The name and the state of incorporation of each of the
constituent corporations is as follows:

Name                                       State of Incorporation
----                                       ----------------------

Clarke American Checks, Inc.               Delaware
Clarke Forms, Inc.                         Delaware
Rudco Industries, Inc.                     New Jersey

            SECOND:   An Agreement of Merger among the parties to the merger
(the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of Section 252 of the General Corporation Law of the State of
Delaware.

            THIRD:    The surviving corporation of the merger shall be Clarke
American Checks, Inc., a Delaware corporation.

            FOURTH:   The Certificate of Incorporation of the Corporation shall
be the Certificate of Incorporation of the surviving corporation.

            FIFTH:    The executed Merger Agreement is on file at 10931 Laureate
Drive, San Antonio, Texas 78249, the principal place of business of the surviving corporation.

            SIXTH:    Upon request, a copy of the Merger Agreement will be
provided to any stockholder of any constituent corporation without cost.

            SEVENTH:  The authorized capital stock of each foreign corporation which is a party to this merger is as follows:

                                          Number of      Par Value
Corporation                 Class          Shares        per Share
-----------                 -----          ------        ---------

Rudco Industries Inc.     Common            5,000           no par

                          Preferred
                          Class A           6,000         $ 100.00

                          Preferred
                          Class B           5,000         $ 100.00

                          Preferred
                          Class C          15,000         $ 100.00

            EIGHTH:   Pursuant to the terms of the Merger Agreement and the
provisions of Section 103(d) of the General Corporation Law of the State of
Delaware, this Certificate of Merger and the merger to which it relates shall be effective on December 31, 1994.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate this 31st day of October, 1994.

                                          CLARKE AMERICAN CHECKS, INC,

                                          By: /s/ Pat M. Simmons
                                              ---------------------------------
                                              Pat M. Simmons
                                              Vice President

ATTEST:

By: /s/ Robert B. Leckie
    ------------------------------
    Robert B. Leckie
    Secretary

                                      -2-

                      CERTIFICATE OF CHANGE OF LOCATION OF

                    REGISTERED OFFICE AND/OR REGISTERED AGENT

                                       OF

                          CLARKE AMERICAN CHECKS, INC.

The Board of Directors of the Clarke American Checks, Inc. a Corporation of
Delaware, on this 26th day of March A.D. 1996 do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 9 East Loockerman Street, in the City of Dover County of
Kent, Zip Code 19901.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is National Corporate Research, Ltd.

The Clarke American Checks, Inc. a Corporation of Delaware, does hereby Certify that the foregoing is a true copy of a resolution adopted by the Board of
Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its Vice President, the 11th day of March, A.D. 1966.

                                          /s/ Robert B. Leckie
                                          ------------------------------------
                                          Name: Robert B. Leckie
                                          Title: Vice President

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                              ALCOTT ROUTON, INC.,
                             A TENNESSEE CORPORATION

                                       AND

                          CLARKE AMERICAN CHECKS, INC.,
                             A DELAWARE CORPORATION

It is hereby certified that:

1. CLARKE AMERICAN CHECKS, INC. (hereinafter sometimes referred to as the
"Corporation") is a business corporation of the State of Delaware.

2. The Corporation is the owner of all of the issued and outstanding shares of stock ALCOTT ROUTON, INC., a corporation organized and existing under the laws of the State of Tennessee ("ALCOTT")

3. The laws of the jurisdiction of organization of ALCOTT permit the merger of a business corporation of that jurisdiction with a business corporation of another jurisdiction.

4. The Corporation hereby merges ALCOTT into the Corporation.

5. The following is a copy of the resolutions adopted on June 29, 2005, by the
Board of Directors of the Corporation to merge the said ALCOTT into the
Corporation:

            "RESOLVED: That ALCOTT ROUTON, INC., a corporation organized and existing under the laws of the State of Tennessee ("ALCOTT'), be merged into this Corporation, and that all of the estate, property, rights, privileges, powers, and franchises of ALCOTT be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by ALCOTT in its name.

            RESOLVED: That this Corporation assume all of the obligations of
            ALCOTT.

            RESOLVED: That the effective time and date of the CERTIFICATE OF
            OWNERSHIP AND MERGER OF ALCOTT ROUTON, INC. into CLARKE AMERICAN
            CHECKS, INC., substantially in the form annexed hereto as Exhibit A, setting forth a copy of these resolutions shall be at 12:01 a.m. on the 3rd of July, 2005, and that, insofar as the General Corporation
            Law of the State of Delaware shall govern the same, said time shall be the effective merger time.

            RESOLVED: That this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of
            Delaware, by the laws of the State of Tennessee, and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the jurisdiction of organization of ALCOTT and of this Corporation and in any other appropriate jurisdiction.

            RESOLVED: That the appropriate officers of this Corporation be and said officers hereby are authorized and empowered, acting in the name and on behalf of this Corporation, to take such further action and to execute such documents, agreements and certificates as such officer in his sole discretion, under the advice of counsel, may deem necessary or desirable in order to implement the foregoing resolutions, the taking of such action or the execution of said documents, agreement and certificates by any one of such officers to be conclusive evidence of such officer's authority hereunder."

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Merger as of the 29th day of June, 2005

                               CLARKE AMERICAN CHECKS, INC.

                               By: /s/ Robert B. Leckie
                                   -----------------------------------------
                                   Name: Robert B. Leckie
                                   Title: Vice President and Assistant Secretary

                                    EXHIBIT A

                                 PLAN OF MERGER

                                       OF

                               ALCOTT ROUTON, INC.

                                       AND

                          CLARKE AMERICAN CHECKS, INC.

            1) CLARKE AMERICAN CHECKS, INC., which is a business corporation of the State of Delaware, and is the parent corporation and the sole holder of all of the issued and outstanding shares of ALCOTT ROUTON, INC., which is a business corporation of the State of Tennessee and the subsidiary corporation, hereby merges ALCOTT ROUTON, INC. into CLARKE AMERICAN CHECKS, INC. pursuant to the provisions of the Tennessee Business Corporation Act and pursuant to the provisions of the laws of the state of Delaware, the jurisdiction of incorporation of CLARKE AMERICAN CHECKS, INC.

            2) The separate existence of ALCOTT ROUTON, INC. shall cease at the effective time and date of the merger pursuant to the provisions of the
Tennessee Business Corporation Act; and CLARKE AMERICAN CHECKS, Inc. shall continue its existence as the surviving corporation pursuant to the provisions of the laws of the jurisdiction of its incorporation.

            3) The issued shares of ALCOTT ROUTON, INC. shall not be converted in any manner, but each said share which is issued at the effective time and date of the merger shall be surrendered and extinguished.

            4) The Board of Directors and the proper officers of CLARKE AMERICAN
CHECKS, INC. are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

It is hereby certified that:

            1. The name of the corporation (hereinafter called the
"corporation") is

                          CLARKE AMERICAN CHECKS, INC.

            2. The registered office of the corporation within the State of
Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of
Wilmington 19808, County of New Castle.

            3. The registered agent of the corporation within the State of
Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

            4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on August 02, 2005.

                                          /s/ Thomas F. Larkins
                                          ---------------------
                                          Name: Thomas F. Larkins
                                          Title: Vice President and Secretary